Exhibit 1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Series 2001-25
*CUSIP:    21988G676       Class     A-1
           21988GAX4       Class     A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending December 1, 2005.

INTEREST ACCOUNT
----------------


Balance as of         June 1, 2005.....                                 $0.00
        Scheduled Income received on securities.....             $1,531,939.50
        Unscheduled Income received on securities.....                   $0.00

LESS:
        Distribution to Class A-1 Holders.....                  -$1,491,831.25
        Distribution to Class A-2 Holders.....                     -$40,108.25
        Distribution to Depositor.....                                  -$0.00
        Distribution to Trustee.....                                    -$0.00
Balance as of         December 1, 2005.....                              $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of         June 1, 2005.....                                  $0.00
        Scheduled Principal received on securities.....                  $0.00

LESS:
        Distribution to Holders.....                                    -$0.00
Balance as of         December 1, 2005.....                              $0.00


             UNDERLYING SECURITIES HELD AS OF    December 1, 2005

      Principal
       Amount                        Title of Security
      ---------                      -----------------
     $39,130,000       Dominion Resources Capital Trust I 7.83% Capital
                       Securities due December 1, 2027
                       *CUSIP:     25746RAE6

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.